                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

[ ]  Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

             Soliciting Material Pursuant to Rule 14a-11 or 14a-12

                             SBS Technologies, Inc.



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or Item 22(a)(2)
     of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

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

                                      LOGO

                               5791 VAN ALLEN WAY
                           CARLSBAD, CALIFORNIA 92008
                              TEL. (760) 438-6900

                         PROXY STATEMENT AND NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 2001

Dear Shareholders:

     You are cordially invited to attend the SBS Technologies, Inc. 2001 Annual Meeting of Shareholders, which will be held on Thursday, November 8, 2001, 5791 Van Allen Way, Carlsbad, California, 92008 at 8:30 a.m. Pacific Standard Time. The purpose of the meeting is to act on the following:

          (1) To elect seven Directors.

          (2) To ratify the appointment of KPMG LLP as principal independent auditors for fiscal year 2002.

          (3) Transact any other business as may properly come before the meeting or any postponement(s) or adjournment(s) of the meeting, including to adjourn the meeting from time to time.

     If you were a shareholder of record at the close of business on September 20, 2001, you may vote by proxy or in person at the Annual Meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, then mail it in the enclosed business reply envelope. For your convenience, you may also vote your shares via telephone or Internet according to the instructions on the proxy card. If you vote your proxy over the telephone or Internet, please do not mail in your completed proxy card. If you are a registered shareholder and wish to vote your shares in person at the meeting, you may do so even if you have previously returned your proxy card. However, if you hold your shares in Street Name and wish to vote your shares in person at the meeting, you must indicate that on your proxy card as instructed and return it before the meeting in the envelope provided.

                                          JAMES E. DIXON, JR.
                                          Secretary

October 5, 2001

                 PROXY STATEMENT FOR THE SBS TECHNOLOGIES, INC.

                      2001 ANNUAL MEETING OF SHAREHOLDERS

                      INFORMATION ABOUT THE ANNUAL MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of SBS Technologies, Inc. ("SBS," or "We") is asking you to vote for two items or, if you prefer, asking your permission to allow us to vote your shares at the 2001 Annual Meeting of Shareholders. The Annual Meeting will be held at SBS Technologies, Inc. on November 8, 2001, 5791 Van Allen Way, Carlsbad, California 92008, at 8:30 a.m. Pacific Standard Time. This proxy statement includes information about the issues to be voted upon at the meeting, and on the transaction of such other business as may properly come before the meeting or any postponement(s) or adjournment(s) of the meeting, including to adjourn the meeting from time to time.

     On October 5, 2001, we began mailing these proxy materials to all shareholders of record at the close of business on September 20, 2001. On August 27, 2001, there were 14,537,730 shares of SBS Common Stock outstanding and entitled to vote.

     In accordance with New Mexico law, a list of shareholders entitled to vote at the Annual Meeting will be available at SBS Technologies, Inc. on November 8, 2001, 5791 Van Allen Way, Carlsbad, California, 92008 and for 10 days before the meeting, between the hours 8:30 a.m. and 5:30 p.m., at SBS' New Mexico executive offices, 2400 Louisiana Boulevard NE, AFC Building 5-600, Albuquerque, New Mexico 87110.

HOW MANY VOTES DO I HAVE?

     If you were a shareholder at the close of business on September 20, 2001, you will be entitled to vote. Each share of SBS Common Stock that you own entitles you to one vote.

HOW CAN I VOTE MY SHARES?

     You can vote on matters presented at the Annual Meeting in three ways:

          (a) By Proxy -- If you are a shareholder of record, you may vote your proxy by mail, telephone or the Internet. Telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers. Voting by telephone or Internet will help SBS reduce costs.

  VOTING YOUR PROXY BY TELEPHONE

     In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

  VOTING YOUR PROXY BY INTERNET

     You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week up through the day before the meeting. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges associated with normal Internet usage.

  VOTING YOUR PROXY BY MAIL

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it as instructed on the proxy card in the postage paid envelope provided.

     If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for Director and whether your shares should be voted for or against the ratification of the appointment of the principal independent auditors for 2002. If you vote by telephone or Internet and choose to vote with the recommendation of SBS' Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

     - "FOR" the election of all seven nominees for Director, and

     - "FOR" ratification of the appointment of the principal independent auditors for fiscal year 2002.

     If a nominee becomes unable to serve as Director, which we do not anticipate, your proxies intend to vote for the election of a substitute nominee recommended by the Board of Directors.

     If any other matter is presented, your proxies will vote in accordance with the best judgment of management. At the time this proxy went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

     If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

     (b) In Person -- If you are a shareholder of record, you may cast your vote in person at the Annual Meeting. If you hold your shares in Street Name, please see section below entitled "If I Hold Shares In Street Name, How Can I Vote My Shares?" for information on how to vote your shares in person at the Annual Meeting.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

     You can submit voting instructions to your broker or nominee. Please refer to the voting instruction card included in the materials provided by your broker or nominee.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - send another proxy with a later date,

     - notify SBS' Secretary in writing before the date of the Annual Meeting that you have revoked your proxy, or

     - vote in person at the Annual Meeting.

HOW CAN I PRESENT AN ISSUE TO BE ADDRESSED AT NEXT YEAR'S ANNUAL MEETING?

     Shareholders must submit proposals, intended to be considered at the next Annual Meeting, in writing to the Secretary of SBS, no later than June 7, 2002, for inclusion in SBS' Proxy Statement and Form of Proxy relating to the meeting. Also, shareholders who wish to propose proper business from the floor, for consideration at the 2002 Annual Meeting of Shareholders, and who have not properly submitted that proposal for possible inclusion in SBS' 2002 proxy materials, must notify SBS' Secretary in writing no later than August 15, 2002.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     SBS is paying all expenses to prepare, print, and mail this proxy material. We will also pay the cost of soliciting the proxies, if necessary. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners and obtaining their instructions. We do not expect the expenses to exceed $5,000.

HOW ARE THE PROXY STATEMENTS AND BALLOT FORMS DISTRIBUTED TO SHAREHOLDERS?

     We have engaged our transfer agent, Wells Fargo Bank, N.A., to assist in the distribution and tabulation of proxies. A few employees of SBS may also participate, without additional compensation, in the distribution and solicitation of proxies by telephone, facsimile, e-mail, and personally.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proxy Item No. 1
Election of Seven Directors:     Each Director who receives the majority of
                                 votes represented in person or by proxy at the Annual Meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote "AGAINST" the nominee(s). Otherwise, your vote will count "FOR" the nominee(s).

Proxy Item No. 2
Ratification of Appointment of
Independent Auditors:            A "FOR" vote by a majority of the shares
                                 represented in person or by proxy at the Annual
                                 Meeting is required to ratify the appointment of KPMG LLP as the principal independent auditors for fiscal year 2002. If you "ABSTAIN" from voting, your abstention has the same effect as if you voted "AGAINST" the proposal.

Please note the following:

     Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

                         OWNERSHIP OF SBS COMMON STOCK

HOW MUCH STOCK DO SHAREHOLDERS WHO HAVE MORE THAN 5% OF COMMON STOCK OWN?

     The following table sets forth, as of June 30, 2001, the beneficial ownership of Common Stock by each person who is known by SBS to own beneficially more than 5% of the outstanding shares of Common Stock:

NAME AND ADDRESS                                 AMOUNT AND NATURE OF        PERCENT OF CLASS
OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP(1)   BENEFICIALLY OWNED(2)
-------------------                             -----------------------   ----------------------
Fidelity Management and Research(3)...........         1,448,400                  9.97%
Wellington Management Company, LLP(4).........           760,630                  5.24%
Paradigm Capital Management(5)................           745,075                  5.13%

---------------

(1) The ownership information disclosed above is based on a Schedule 13F report dated June 30, 2001 filed with the Securities and Exchange Commission.

(2) To SBS' knowledge, except where otherwise noted, each person listed has sole voting power of the shares.

(3) The address for the shareholder is in care of Fidelity Management and Research, One Federal Street, Boston, Massachusetts 02110.

(4) The address for the shareholder is in care of Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

(5) The address for the shareholder is in care of Paradigm Capital Management, Nine Elk Street, Albany, New York, 12207.

HOW MUCH STOCK DO THE DIRECTORS AND NAMED EXECUTIVE OFFICERS OWN?

     The following table sets forth, as of August 27, 2001, the beneficial ownership of Common Stock by each Director and nominee for Director of SBS, each Named Executive Officer, and by all Directors and Named Executive Officers as a group (see footnotes for explanations):

NAME OF                                                  AMOUNT AND NATURE OF       PERCENT OF CLASS
BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)   BENEFICIALLY OWNED(6)
----------------                                        -----------------------   ---------------------
Christopher J. Amenson (nominee)*.....................          276,090(3,8)              1.87%
Warren W. Andrews (nominee)*..........................           64,968(4,5)                  (2)
Lawrence A. Bennigson (nominee)*......................           69,768(4,5)                  (2)
James E. Dixon, Jr.(7)................................           62,926(3,5)                  (2)
Bret J. Farnum(7).....................................           30,468(5)                    (2)
Peter D. Fenner (nominee)*............................            1,140(4)                    (2)
Louis C. Golm (nominee)*..............................           23,314(4,5)                  (2)
David H. Greig(7).....................................           90,666(5)                    (2)
Clarence W. Peckham(7)................................           30,443(3,5)                  (2)
Grahame E. Rance (nominee)(7)*........................           30,106(3,9)                  (2)
Charles H. Tompkins(7)................................               --                     --
Alan F. White (nominee)*..............................           15,002(4,5)                  (2)

All the Directors and Officers as a group.............          694,891                   4.60%

---------------

* Director as of August 27, 2001.

     On August 27, 2001, there were 14,537,730 shares of SBS Common Stock outstanding.

    The address for each of these shareholders is in care of SBS at 2400 Louisiana Blvd. NE, AFC Bldg. 5-600, Albuquerque, NM 87110.

(1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.

(2) Owns less than one percent of total outstanding stock.

(3) Includes Common Stock owned by this person through the SBS Technologies, Inc. 401(k) Profit Sharing Plan ("401(k) Plan"): Christopher J. Amenson 3,658 shares; James E. Dixon, Jr. 926 shares; Clarence W. Peckham 443 shares; Grahame E. Rance 106 shares.

(4) Includes restricted stock granted to Directors who elect to receive shares in lieu of cash compensation. The restrictions lapse according to the following schedule: (i) one-third of the elected shares as of the day which is six months from the last day of the service year for which they were earned, (ii) one-third of the elected shares as of the day which is 12 months from the last day of the service year for which they were earned, and
    (iii) one-third of the elected shares as of the day which is 24 months from the last day of the service year for which they were earned. Those with shares currently restricted follow: Warren W. Andrews 3,775 restricted shares; Lawrence A. Bennigson 3,775 restricted shares; Peter D. Fenner 1,140 restricted shares; Louis C. Golm 2,590 restricted shares; Alan F. White 1,135 restricted shares.

(5) Includes, as to the person listed, options to purchase shares of Common Stock currently exercisable under SBS' stock option plans: Warren W. Andrews 55,800 options, Lawrence A. Bennigson 50,000 options, James E. Dixon, Jr. 62,000 options, Bret J. Farnum 30,468 options, Louis C. Golm 20,000 options, David H. Greig 90,666 options, Clarence W. Peckham 30,000 options, and Alan
    F. White 10,000 options.

(6) To SBS' knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.

(7) Is a Named Executive Officer.

(8) Includes: 9,600 shares of Common Stock owned by Mr. Amenson's spouse; 4,600 shares of Common Stock held by Mr. Amenson as trustee for the benefit of his children; includes options to purchase 189,566 shares of Common Stock that are currently exercisable under SBS' stock option plans.

(9) Includes 30,000 shares of restricted stock granted to Mr. Rance as part of his employment agreement dated March 9, 2001. One-sixth of the shares vest, and the restrictions lapse, on the six annual anniversaries of Mr. Rance's employment.

     SBS knows of no arrangements concerning anyone's ownership of stock, which may, at a subsequent date, result in a change in control of SBS.

WOULD YOU PLEASE DESCRIBE THE STRUCTURE OF THE BOARD OF DIRECTORS?

     SBS' Bylaws and Board Resolutions provide for a Board of Directors composed of seven members, all of whom are elected annually. Vacancies in the Board occurring during a term are filled by persons elected by a majority of the remaining Board members. A Director elected to fill a vacancy, or a new Directorship created by an increase in the size of the Board, serves for the remainder of the term.

     At the Annual Meeting, seven Directors will be elected by the holders of Common Stock to hold office until the Annual Meeting of Shareholders in 2002, and until their successors are elected, or until their death, resignation, or removal.

                   PROXY ITEM NO. 1 -- ELECTION OF DIRECTORS

     The following persons have consented to be nominated and, if elected, to serve as Directors of SBS.

NOMINEES

     Christopher J. Amenson, 51, retired as President and Chief Executive Officer of SBS in March 2001. Before that, Mr. Amenson was President and Chief Operating Officer of SBS from April 1992 to October 1996, when he became Chief Executive Officer. Mr. Amenson became a Director in August 1992 and Chairman of the Board in May 1997. For five years before joining SBS, Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based firm engaged in consulting in support of operations, mergers and acquisitions. Mr. Amenson also serves on the board of PointCross, Inc. Mr. Amenson holds a Bachelor's Degree in Government from the University of Notre Dame and a Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology ("MIT").

     Warren W. Andrews, 58, became a Director in November 1996. Mr. Andrews is a Market & Technology Analyst, publishes a market report on the Embedded Computer Industry, and is publisher and editorial director of RTC Magazine and COTS Journal. The former is the leading publication in the open-systems, embedded-computer industry, and the latter covers embedded computers in the military. From 1987 to 1994, Mr. Andrews served as a senior editor for Computer Design Magazine while, at the same time, publishing his own newsletter, Embedded Computer Trends. From 1985 to 1987, he served as managing editor of Electronic Design Magazine. Before 1985, Mr. Andrews was semiconductor editor for Electronic Engineering Times and owned and operated his own business providing electronic design services and developing, manufacturing and selling microprocessor-based switching systems for a variety of audio and video applications in the retail and host industries. In addition, he holds one U.S. patent and has designed other products for the cable TV, burglar and fire alarm, and educational communications markets. Mr. Andrews holds a Bachelor of Science Degree from Fairleigh Dickinson University.

     Lawrence A. Bennigson, Ph.D., 63, became a Director in November 1995. Dr. Bennigson has provided consulting services on corporate, business and manufacturing strategy and related organizational issues to major corporations and to governments in the U.S. and Europe since 1965. In 1998, he was appointed a Senior

Fellow of the Harvard Business School's Executive Development Center and in 2001 he was appointed Senior Vice President and Senior Fellow of Harvard Business School Interactive. Dr. Bennigson serves on several advisory boards including Central Maine Power Corp and Toffler Associates, the strategic advisory firm founded by Alvin and Heidi Toffler. As Senior Vice President and a Managing Partner of the former MAC Group, Inc., Dr. Bennigson helped to lead the strategic development of the firm, resulting in its 1991 acquisition and merger to become Gemini Consulting. Dr. Bennigson taught executives and graduate students as a faculty member of the School of Engineering, Stanford University, the Harvard University Graduate School of Business, and as a visiting faculty member at the London Business School and the Graduate School of Business, Lund University, Sweden. Before his academic and consulting career, Dr. Bennigson served for six years as a U.S. Naval Officer. Dr. Bennigson holds a Bachelor's Degree in General Engineering from UCLA, as well as Master's and Doctorate Degrees in Industrial Engineering (with specialization in Human Factors Engineering and Industrial Organization) from Stanford University.

     Peter D. Fenner, 65, joined the Board of SBS Technologies in November 2000. Mr. Fenner is also on the Board of BiTMICRO Networks, a private company producing leading edge, solid state storage devices, and ActiveStrategy, a pioneer in software designed to manage the process of "Strategy Execution." On January 1, 2001, Mr. Fenner retired after 5 years as President and CEO of Com21, Inc. (Nasdaq:CMTO), a start-up Broadband Access company which, during that time, grew from 45 employees and zero revenue to over 400 associates and $200 million in sales. Before joining Com21, Mr. Fenner was, for over 30 years, with AT&T, where he held numerous sales, marketing, product planning, and senior management positions. From 1989 to 1992, Mr. Fenner was President and a corporate officer of AT&T Network Systems' Transmission Business, a $3 billion unit with 10,000 employees. In this position, he was instrumental in the quality efforts that resulted in winning the Malcolm Baldridge Award. Before that, Mr. Fenner was Vice President of Product Planning for AT&T's entire $12 billion Network Systems Division, with operations that included Transmission Systems, Switching, Cellular, Cable & Wire, and Operations Support (Software). Mr. Fenner holds a Bachelor of Science Degree in Industrial Engineering from Lehigh University and a Master's Degree in Business Management from the Sloan Fellows Program at MIT.

     Louis C. Golm, 60, is an independent consultant and senior advisor to the telecommunications and information management industries. Until 1999, he served as President of AirTouch International, the international division of AirTouch Communications -- a wireless communications business. Vodafone Group Plc merged with AirTouch in 1999 to form Vodafone AirTouch, the world's largest wireless communications company. Mr. Golm joined AirTouch in 1997 from AT&T, where he was President and CEO of AT&T-Japan. He was elected to this position in 1994 and was instrumental in successfully growing this $2 billion business. The businesses he led in Japan are now organized as subsidiaries of AT&T, Lucent and NCR. Before his assignment in Japan, Mr. Golm held a series of senior management positions at AT&T. From 1991 to 1994, he headed AT&T's business sales force with revenues exceeding $17 billion and an employee force in excess of 10,000 people. He started his career with AT&T in 1964. Mr. Golm serves on the board of CLARITI Telecommunications International as Vice Chairman, and on the boards of U.S. Wireless as Chairman of the Board, and Quanta Services, Inc. He also serves as a Director of Kirusa and is a founder of this high technology start-up company. Further he is a Director of the Japan Society of Northern California. Mr. Golm graduated from the University of Denver in 1963 and earned an MBA from the same university in 1964. He graduated with a Master of Science in Management from MIT in 1980 as a Sloan Fellow.

     Grahame E. Rance, 48, was appointed President and Chief Executive Officer and Director of SBS in March 2001. From October 1999 to just before he joined SBS, Mr. Rance was President and CEO of San Jose, CA-based Caspian Networks, an Internet infrastructure company designing new generation equipment for the service provider networks upon which the Internet runs. For 17 years before joining Caspian Networks, Mr. Rance was with Nortel Networks and served in many different capacities. From January 1998 to September 1999, Mr. Rance was Vice President and General Manager of the Succession Project, Nortel's Internet Telephony Networks. In 1997, Mr. Rance served as Vice President, Public Carrier Network Support for Global Carriers, and was responsible for providing public carrier networks marketing support to global carrier account teams, including AT&T, MCI, WorldCom and Global One. From October 1993 through 1996, Mr. Rance was Managing Director, Nortel South Asia, and was responsible for Nortel's business in the South

East Asia region, headquartered in New Delhi, India. From September 1989 to October 1993, Mr. Rance successfully led Nortel's data networking business in Asia Pacific, based in Australia and then in Singapore, to become Nortel's second most profitable region after Europe. From September 1986 to September 1989, Mr. Rance was Director, U.S. Data Networks Marketing at Nortel and was responsible for marketing Nortel's data networks to public carriers and enterprise customers. During this time, Nortel became the leading supplier of packet switching networks in the U.S. From 1982 to 1986, Mr. Rance held several management positions with Nortel in the areas of data strategy development, marketing, technical operations and product line management. Mr. Rance has a Bachelor of Engineering with Honors in Electrical and Electronic Engineering from University College Cardiff, Cardiff, South Glamorgan, Wales, U.K., and a Post Graduate Diploma in Management Science (DMS) from Glamorgan University, Taffs Well, South Glamorgan, Wales, U.K.

     Alan F. White, 63, became a Director in November 1997. Mr. White is Senior Associate Dean at the MIT Sloan School of Management and a member of the MIT Faculty (Ex Officio). Mr. White began his career at MIT in 1973, as an Alfred P. Sloan Fellow, and later served as Director of that Program. From 1956 to 1965, Mr. White worked in the private sector, where he served as a printer, and later worked in financial printing sales and production. He gained international government experience as a regional director for the U.S. Peace Corps in the Philippines from 1963 to 1967. Mr. White was the Director of the University of Hawaii Center for Cross Cultural Training and Research from 1967 to 1970, and served as Executive Assistant for the President of the University of Hawaii from 1971 to 1973. Mr. White has traveled extensively and has been responsible for MIT programs in Asia, Europe and Latin America. His current responsibilities include a major assignment in China, where MIT is working with three universities to develop international MBA programs. Mr. White served as Director of Executive Education at MIT from 1973 to 1988. His activities in Asia encompass Korea, Japan, Thailand, Malaysia, Singapore, Indonesia and China. Mr. White serves on the boards of StartupAvenue.com (France), Management Sciences Health, and the advisory board of the Japan Management Institute. Mr. White recently joined the board of JonesKnowledge.Com, a subsidiary of Jones International, Ltd., a private company. JonesKnowledge.Com develops Internet education tools and customer support services for high-quality online education at the university level. Mr. White has served as a consultant in the area of management development and business development to many organizations, including British Petroleum PLC, Citicorp, Inc., Gemini Consulting, and the Young Presidents' Organization. He has published several articles in leading journals in the field of management development. Mr. White holds a Bachelor's Degree in Political Science from the University of Miami (Ohio) and a Master's Degree in Business Management from the Sloan Fellows Program at MIT.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH NAMED NOMINEE.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     James E. Dixon, Jr., 56, was appointed Vice President of Finance and Administration, Treasurer and Chief Financial Officer of SBS in September 1995 and served as a Director from November 1998 through November 2000. For eight years before joining SBS, Mr. Dixon held the position of Director of Finance, Howden Group America, Inc., a wholly owned subsidiary of Howden Group PLC. Howden Group America's subsidiaries, whose combined annual revenue then exceeded $200 million, specialize in the design and manufacture of air and gas handling equipment, defense-related products and food processing equipment. Before that, Mr. Dixon held various controller positions at Westinghouse Electric Corporation from 1971 to 1985. Mr. Dixon holds a Bachelor's Degree in Business Education from Indiana University of Pennsylvania.

     Bret J. Farnum, 43, was appointed Vice President of SBS in February, 2001, and also serves as President of SBS' Communications Group. Mr. Farnum has successfully grown the PowerPC-based business of SBS since the acquisition of V-I Computer in August 1998. Before joining SBS, Mr. Farnum held various sales, management and business development positions in the embedded hardware and software industry, primarily with Artesyn Technologies and Microware Systems Corporation. Mr. Farnum holds a Bachelor's Degree in Economics/History from UCLA and an MBA from Pepperdine University.

     David H. Greig, 46, was appointed Vice President of SBS in February 2001, and also serves as President of SBS' Commercial Group. Mr. Greig joined SBS in October 1997 as President of SBS' wholly-owned subsidiary, SBS Technologies, Inc., Connectivity Products in St. Paul, Minnesota. Before joining SBS, Mr. Greig was employed by Perle Systems, a designer and manufacturer of computer networking equipment. During his fourteen-year tenure with Perle, Mr. Greig served in several capacities including President of the Perle Customer Engineering Division, and later served simultaneously as President of Perle's U.S. operations, Executive Vice President and Director of the Canadian parent company. Previously, Mr. Greig was Founder and President of Greig-Power Co. Ltd., a Toronto, Canada-based developer of custom electronic systems used to automate and control manufacturing operations. Mr. Greig performed duties as a research assistant at York University's Center for Research in Experimental Space Science before founding his own business. Mr. Greig holds an Electronic Technologist degree from Ryerson Polytechnical Institute in Toronto, Ontario, Canada.

     Clarence W. Peckham, 52, was appointed Vice President of SBS in February 2001, and also serves as President of SBS' Government Group. For the period 1997 to 2001, Mr. Peckham was President of SBS' wholly-owned subsidiary, SBS Technologies, Inc., Embedded Computers in Raleigh, North Carolina. Before joining SBS in 1997, Mr. Peckham was Vice President of Engineering and Chief Technologist at DY-4 System in Canada, a leading supplier of military computer systems. Mr. Peckham holds a Bachelor of Science Degree in Electrical Engineering from Northeastern University in Boston.

     Charles H. Tompkins, 53, was appointed Vice President of SBS in February 2001. Mr. Tompkins also serves as SBS' Chief Technology Officer, and is the General Manager of SBS' subsidiary, SDL Communications, Inc. in Mansfield, Massachusetts. From January 1988 to January 2001, Mr. Tompkins served as Chief Technology Officer in Information Technology at the Raytheon Company Executive Offices. From 1996 to 1997, he represented Raytheon in the planning and execution of Raytheon's merger with Hughes Aircraft and the acquisition of Texas Instruments Defense. From 1972 to 1995, Mr. Tompkins served in management and technical leadership positions in Raytheon engineering organizations. Mr. Tompkins was the recipient of the Thomas L. Phillips Award for Excellence in Technology, Raytheon's highest and most prestigious award for technical achievement. From 1970 to 1972, Mr. Tompkins was a design engineer at Digital Equipment Corporation. Mr. Tompkins holds a Bachelor of Science Degree in Electrical Engineering from Northeastern University and a Master of Science Degree in Computer Science from Brown University.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET?

     The Board of Directors held eleven regular and special meetings during fiscal year 2001. In addition to meetings of the full Board, Directors attended meetings of Board Committees. Each Director attended more than 75% of the aggregate Board and Committee meetings for the Board year in which he served.

DURING THE LAST FISCAL YEAR, HAS ANY DIRECTOR, OFFICER, NOMINEE FOR DIRECTOR, OR SHAREHOLDER IDENTIFIED IN THE OWNERSHIP OF SBS COMMON STOCK SECTION, OR ANY OF THEIR IMMEDIATE FAMILY MEMBERS, BEEN INVOLVED IN ANY TRANSACTION, IN WHICH SBS OR ANY OF ITS SUBSIDIARIES WAS INVOLVED, OR MAY BE INVOLVED IN THE FUTURE, WHICH EXCEEDED $60,000?

     Please refer to the "Summary Compensation Table" and to the "Report of the Board Management Development and Compensation Committee on Executive Compensation" regarding compensation for Grahame E. Rance, President and Chief Executive Officer of SBS. SBS knows of no other reportable transactions.

DOES SBS HAVE COMMITTEES OF THE BOARD OF DIRECTORS?

     The Board of Directors has three standing committees: Audit; Management Development and Compensation; and Nominating.

  AUDIT COMMITTEE

     Members: Directors Louis C. Golm, Chairman; Lawrence A. Bennigson and Warren W. Andrews

     The Audit Committee, which held six meetings in fiscal year 2001, is responsible for recommending to the Board of Directors the appointment of the independent auditors of SBS and for providing a forum, independent of management, for discussion of any issues or concerns the independent auditors choose to raise. The Board of Directors has adopted a written charter for the Audit Committee that is attached to this proxy statement as Appendix A.

  MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     Members: Directors Lawrence A. Bennigson, Chairman; Peter D. Fenner, Alan
F. White and Louis C. Golm

     The Management Development and Compensation Committee, which held three meetings in fiscal year 2001, is responsible for making recommendations to the Board of Directors concerning policies and procedures which will attract, develop and retain key managers and executives critical to the long-term success of SBS, and to align executive compensation with shareholder interests. The Committee provides guidance and overview of all management development, executive salary, incentive and benefit programs. In addition, the Committee is responsible for evaluating the performance of the Chief Executive Officer and President, recommending Chairman, Chief Executive Officer and President compensation to the full Board, and meeting annually with the Chief Executive Officer to review management development programs and activities, and succession planning. While the administration of management development and compensation is the responsibility of SBS management, the review and recommendation of the Committee is required for: overall executive (individuals who lead businesses or functional responsibilities) compensation, philosophy and policy; incentive programs; executive benefit and perquisite programs; stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934; Board member compensation and any other compensation issues as may be directed to it.

  NOMINATING COMMITTEE

     Members: Directors Alan F. White, Chairman; Warren W. Andrews and Peter D. Fenner

     The Nominating Committee, which held one meeting in fiscal year 2001, is responsible for nominating a proposed slate of Directors for the ensuing year. The Board of Directors approves the proposed slate of nominees for recommendation to the shareholders. Nominated Directors stand for election by the shareholders at SBS' Annual Meeting of Shareholders. SBS has no provision for recommendation by shareholders of nominees for Director.

HOW MUCH ARE THE DIRECTORS PAID?

     Employees who are also Directors receive no additional compensation for serving as Directors. Effective November 11, 1997, Directors who are not employees are paid an annual retainer of $10,000 for service on the Board and $4,000 for each committee of the Board on which a Director serves. Non-employee Directors are also paid a meeting fee of $1,000 per Board meeting day and travel day. In addition, non-employee Directors are paid $500 for each meeting of the Board held telephonically. Expenses incurred in connection with attending Board and committee meetings are reimbursed. Non-employee Directors are able to elect, under SBS' 1998 or 2000 Long-Term Equity Incentive Plans, to receive these payments in equivalent shares of SBS' Common Stock subject to, and in accordance with, Section 16(b) of the Securities Exchange Act of 1934. Effective November 9, 1998, each non-employee Director receives an initial option for 10,000 shares of SBS' Common Stock upon election or appointment to the Board, and each year thereafter receives an additional option for 10,000 shares. 5,000 options are granted under the terms of the 1993 Director and Officer Stock Option Plan, as amended, and 5,000 options are granted under the terms of the 1998 or 2000 Long-Term Equity Incentive Plans. The exercise price of all such options is the market price of SBS' Common Stock on the respective dates of grant, determined as provided in the Plans.

DID THE DIRECTORS AND OFFICERS FILE ALL OF THEIR REQUIRED SECTION 16(a) BENEFICIAL OWNERSHIP REPORTS WITH THE SEC ON TIME?

     Under the Securities Exchange Act of 1934, Directors and Officers of public companies are required to report to the Securities and Exchange Commission all personal transactions involving SBS' Common Stock. Based upon a review of Forms 3, 4 and 5 filed by Directors and Officers of SBS during fiscal year 2001, 10 forms were filed late: one Form 3 and one Form 4 for Mr. Dhillon, one Form 4 for Mr. Dixon, one Form 3 and one Form 4 for Mr. Farnum, one Form 3 for Mr. Greig, one Form 3 for Mr. Grey, one Form 3 and one Form 4 for Mr. Peckham, and one Form 3 for Mr. Tompkins. Mr. Grey and Mr. Dhillon were appointed as Vice Presidents in February 2001 and resigned effective May 16, 2001 and May 25, 2001, respectively. All other reports required by Section 16(a) of the Securities Exchange Act of 1934 were timely filed.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

HOW MUCH DO THE NAMED EXECUTIVE OFFICERS GET PAID?

     The following table provides an overview of compensation that SBS paid to the Named Executive Officers for the fiscal years ended June 30, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL          LONG-TERM COMPENSATION
                                                   COMPENSATION               AWARDS
                                                 -----------------   -------------------------
                  (A)                     (B)      (C)       (D)                       (G)
                                                                         (F)        SECURITIES       (I)
                                                                      RESTRICTED    UNDERLYING    ALL OTHER
                                                 SALARY     BONUS    STOCK AWARDS    OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR     ($)       ($)         ($)        (# SHARES)       ($)
      ---------------------------         ----   -------   -------   ------------   ----------   ------------
Christopher J. Amenson..................  2001   315,278        --          --            --         9,011(2)
  Chairman of the Board, former Chief     2000   303,846        --          --            --         6,400(2)
  Executive Officer and President(1)      1999   248,496        --          --            --         6,400(2)
Grahame E. Rance........................  2001   136,538   200,000     506,250(3)    300,000       230,340(4)
  Chief Executive Officer and
    President(1)
James E. Dixon, Jr......................  2001   230,077        --          --        20,000        29,698(5)
  Vice President, Finance and             2000   198,077    15,000(6)        --       40,000         6,400(2)
  Administration; Chief Financial         1999   173,859    15,000(7)        --           --         8,001(2)
  Officer; Secretary, and Treasurer
Bret J. Farnum..........................  2001   190,961        --          --        20,000         7,485(2)
  Vice President(8)
David H. Greig..........................  2001   196,646        --          --        20,000            --
  Vice President(8)
Clarence W. Peckham.....................  2001   176,932        --          --        20,000         7,186(2)
  Vice President(8)
Raghbir S. Dhillon......................  2001   188,462    15,000          --        20,000         8,624(10)
  Vice President(9)

---------------

 (1) Christopher J. Amenson resigned his position as Chief Executive Officer and President effective March 9, 2001 and was succeeded by Grahame E. Rance. Mr. Amenson retained his position as Chairman of the Board.

 (2) Represents payments made by SBS pursuant to a contribution matching program under its 401(k) plan. Amounts paid under SBS' other employee benefits plans are not included because the benefits provided to officers under these plans are identical to those provided to all other employees. Effective January 1, 2001, SBS changed the 401(k) plan's year-end to December 31.

 (3) Represents the fair value of 30,000 shares of restricted stock awarded to Grahame Rance on March 9, 2001 as part of his employment package. The vesting of the restricted shares will be in the amount of 1/6 of the gross total, and will occur on the 6 annual anniversaries of Mr. Rance's employment with SBS.

     The fair value of the restricted stock on June 30, 2001 was $388,500. Dividends, if and when declared, would be paid on the restricted stock.

 (4) Includes $4,615 in payments made by SBS pursuant to a contribution matching program under its 401(k) plan and relocation costs in the amount of $91,212. Additionally, this amount includes four months of loan payments in the amount of $126,762 on a loan given to Mr. Rance in the amount of $1,893,750, as part of his compensation package. Forgiveness of the loan will occur ratably over six annual anniversaries of Mr. Rance's employment with SBS. Finally, this includes imputed interest in the amount of $7,751 on an interest free loan given to Mr. Rance in the amount of $570,000. The loan is repayable upon the sale of Mr. Rance's former home.

 (5) Includes $8,160 in payments made by SBS pursuant to a contribution matching program under its 401(k) plan and $21,538 paid for accrued leave compensation. Effective January 1, 2001, SBS changed the 401(k) plan's year-end to December 31.

 (6) Accrued bonus for fiscal year 2000.

 (7) Accrued bonus for fiscal year 1999.

 (8) Bret J. Farnum, David H. Greig, and Clarence W. Peckham became Vice Presidents of SBS in February, 2001.

 (9) Raghbir S. Dhillon became a Vice President of SBS in February 2001. Mr. Dhillon resigned effective May 25, 2001.

(10) Includes $7,003 in payments made by SBS pursuant to a contribution matching program under its 401(k) plan and $1,621 paid for accrued leave compensation. Effective January 1, 2001, SBS changed the 401(k) plan's year-end to December 31.

     The following table provides information about shares acquired upon exercise of stock options by, and unexercised stock options held by, the Named Executive Officers in the Summary Compensation Table at June 30, 2001:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF
                                                        NUMBER OF SHARES                 UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          SHARES                    OPTIONS AT JUNE 30, 2001          AT JUNE 30, 2001
                         ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                    ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   ----------   -----------   -------------   -----------   -------------
C. Amenson............    272,890     $5,906,112     189,566             --      $1,135,139            --
G. Rance..............         --             --          --        300,000              --       238,500
J. Dixon..............     35,000        719,390      62,000         80,000         595,880       140,200
C. Peckham............     10,000        121,600      10,000         74,000(1)      110,800       286,880
D. Greig..............         --             --      80,666         80,334(2)      442,107       312,313
B. Farnum.............     30,590        479,596      10,468         90,000(3)      105,509       484,400
R. Dhillon............     40,000        216,866          --             --              --            --

---------------

(1) 20,000 of these options became exercisable July 21, 2001.

(2) 10,000 of these options became exercisable September 1, 2001.

(3) 20,000 of these options became exercisable September 10, 2001.

     The following table provides information about individual grants of stock options made to the Named Executive Officers in the Summary Compensation Table during the year ended June 30, 2001:

                       OPTION GRANTS IN FISCAL YEAR 2001

                                   NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES      OPTIONS GRANTED    EXERCISE
                                  UNDERLYING      TO EMPLOYEES IN      PRICE     EXPIRATION    GRANT DATE
NAME                            OPTIONS GRANTED     FISCAL YEAR      PER SHARE      DATE      PRESENT VALUE
----                            ---------------   ----------------   ---------   ----------   -------------
G. Rance......................      300,000(1)         22.78%          18.13      03/09/11     $3,147,924(4)
J. Dixon......................       20,000(2)          1.52%          29.94      12/31/10        290,286(5)
C. Peckham....................       20,000(2)          1.52%          29.94      12/31/10        290,286(5)
D. Greig......................       20,000(2)          1.52%          29.94      12/31/10        290,286(5)
B. Farnum.....................       20,000(2)          1.52%          29.94      12/31/10        290,286(5)
R. Dhillon....................       20,000(3)          1.52%          29.94      05/25/01        290,286(5)

---------------

(1) Options were granted under the 1993 Director and Officer Plan; beginning March 9, 2002, 60,000 per year become exercisable upon continuous employment through March 9, 2006.

(2) Options were granted under the 2000 Long-Term Equity Incentive Plan; beginning December 31, 2001, 10,000 per year become exercisable upon continuous employment through December 31, 2002.

(3) Options were granted under the 2000 Long-Term Equity Incentive Plan; the options were unvested at resignation effective May 25, 2001.

(4) Estimated using the Black-Scholes Model with the following weighted average assumptions; expected life of 4.34 years, risk free rate of return of 4.34%, expected volatility of 72.32% and a dividend yield of 0%.

(5) Estimated using the Black-Scholes Model with the following weighted average assumptions; expected life of 2.84 years, risk free rate of return of 3.89%, expected volatility of 72.32% and a dividend yield of 0%.

DOES SBS HAVE EMPLOYMENT AGREEMENTS FOR THE NAMED EXECUTIVE OFFICERS?

     All of our Named Executive Officers have employment agreements with SBS. Grahame E. Rance serves as President and Chief Executive Officer under an employment agreement executed in March 2001. The agreement has a six-year term, provides for a base annual salary of $500,000, assigns to SBS certain intellectual property developed by him on SBS time, and is terminable by either party, with or without cause. Resignation by Mr. Rance or termination by SBS without cause requires a thirty day notice. In addition, termination without cause provides for a six-month salary continuance severance benefit. The agreement also contains a non-competition clause, which applies during the employment period and for two years thereafter, and restrictions against disclosure of proprietary information. As part of his compensation and as an inducement to Mr. Rance to join SBS, he was awarded 300,000 options under the 1993 Director and Stock Option Plan, a $200,000 cash bonus and $2.4 million of additional compensation in the form of restricted stock and a cash loan. Vesting of the restricted stock and forgiveness of the loan occur on the first six annual anniversaries of Mr. Rance's employment.

     Christopher J. Amenson served as Chairman of the Board and Chief Executive Officer under an employment agreement executed in December 2000, until March 9, 2001, at which time Mr. Amenson resigned his position as Chief Executive Officer, but retained his position as Chairman of the Board. The agreement has a one-year term and automatic one-year renewals unless terminated. The agreement provided for a base annual salary of $400,000, until he resigned as Chief Executive Officer. The agreement provides for, upon his resignation as Chief Executive Officer, an annual salary of $40,000, for a period of two years, for business strategy, customer relation, and acquisition services performed. The agreement assigns to SBS certain intellectual property developed by Mr. Amenson on SBS time, is terminable by either party, with or without cause, upon three months notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information.

     James E. Dixon, Jr. serves as Vice President of Finance and Administration, Secretary, Treasurer and Chief Financial Officer pursuant to an employment agreement dated March 8, 2001. The agreement provides for a base annual salary of $250,000 and has a two-year term with automatic one-year renewals unless terminated. The agreement contains non-competition clauses which apply during the employment period and contains restrictions against disclosure or independent use of SBS confidential information during and after the employment period. Additionally, the agreement is terminable by either party, with or without cause, upon six months notice. If employment is terminated by discharge, without cause, during the first two-year employment period, the agreement provides for continuation of salary through the initial two-year term plus a six-month termination period.

     Bret J. Farnum, David H. Greig, Clarence W. Peckham and Charles H. Tompkins have served as Vice Presidents since their appointments in February 2001. Their employment agreements remain in effect until discharge or resignation, with or without cause, upon two weeks written notice by either party. Their employment agreements contain non-competition clauses that apply during the employment period and contain restrictions against disclosure or independent use of SBS confidential information during and after the employment period.

REPORT OF THE BOARD AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three Directors who are independent and financially literate within the meaning of the National Association of Securities Dealers' ("NASD") rules regarding audit committees. In its role as an audit committee, the committee reviews and monitors SBS' internal controls, financial reports, and accounting practices as well as the scope and extent of the audits performed by SBS' independent auditors. In addition, the committee recommends to the full board the selection of SBS' independent auditors, and it approves in advance all significant audit and non-audit services provided by SBS' independent auditors, KPMG LLP.

     Management has primary responsibility for SBS' financial statements and the overall reporting process, including SBS' system of internal controls. KPMG LLP audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects SBS' financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also discusses with the committee any issues KPMG LLP believes the committee should consider. The committee has reviewed SBS' audited consolidated financial statements for the fiscal year ended June 30, 2001, and discussed them with both management and KPMG LLP.

     The committee has also discussed with KPMG LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statements on Auditing Standards No. 61 and No. 90, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with KPMG LLP its independence from SBS. In addition, the committee has considered whether the provision of the non-audit services that it has approved, is compatible with maintaining KPMG LLP's independence.

     Based on these reviews and discussions, the committee has recommended to SBS' Board of Directors that SBS' audited consolidated financial statements be included in SBS' Annual Report on Form 10-K for the year ended June 30, 2001, and filed with the U.S. Securities and Exchange Commission.

                                          Audit Committee

                                          Louis C. Golm, Chairman
                                          Lawrence A. Bennigson
                                          Warren W. Andrews

AUDIT AND ALL OTHER FEES

     The following table displays the aggregate fees billed to SBS for the fiscal year ended June 30, 2001, by SBS' principal accounting firm, KPMG LLP and their respective affiliates.

Audit Fees..................................................  $254,000
All Other Fees..............................................   453,000
                                                              --------
          Total.............................................  $707,000
                                                              ========

     There were no financial information systems design and implementation fees billed by KPMG LLP.

REPORT OF THE BOARD MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors who are not eligible to participate in the compensation programs they oversee. The responsibility of the Management Development and Compensation Committee is to:

     - make recommendations to the Board of Directors concerning policy and procedures that will attract, develop and retain key managers and executives critical to the long-term success of SBS, and to align executive compensation with shareholder interests,

     - provide guidance and overview of all management development, executive salary, incentive and benefit programs,

     - evaluate the performance of the Chief Executive Officer and President and to recommend Chairman, Chief Executive Officer and President compensation to the full Board, and

     - meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

     While the administration of management development and compensation is the responsibility of SBS management, the review and recommendation of the Management Development and Compensation Committee is required for:

     - overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy,

     - incentive programs,

     - executive benefit and perquisite programs,

     - stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and

     - Board member compensation, and any other compensation issues as may be directed to it.

     Chief Executive Officer Compensation (Mr. Amenson). The base salary of Christopher J. Amenson, the Chairman and Chief Executive Officer, was increased from $350,000 to $400,000 on January 1, 2001, as recommended by the Management Development and Compensation Committee. The recommendation was based on independent compensation surveys of similar companies of similar size in the electronics and other relevant industries. Mr. Amenson resigned as CEO on March 9, 2001. He remained in the position of Chairman and his annual compensation was changed to $40,000 in accordance with the terms of his employment agreement. In June of 2000, the Management Development and Compensation Committee recommended and the Board adopted the policy that future primary incentive compensation for the CEO would be based on stock options, more closely aligning the CEO's compensation with the interests of SBS' shareholders. In addition, the Board adopted the policy that the CEO would be eligible for cash incentives, at the sole discretion of and approval by the Committee. Factors in determining whether any cash incentive would be paid to the CEO include: SBS' financial operating performance as compared with its approved fiscal operating plan, progress in the development of management and other human resources within SBS, and progress in corporate development. There were no incentive options or cash awards provided to Mr. Amenson in 2001.

     Chief Executive Officer Compensation (Mr. Rance). Mr. Rance was appointed Chief Executive Officer on March 9, 2001 at a base salary of $500,000. At that time he also received a grant of 300,000 stock options that vest over 5 years; a cash sign-up bonus of $200,000; 30,000 shares of restricted stock, valued at $506,250 on the date of grant that vest over six years; and, an interest free loan of $1,893,750 that will be forgiven in equal installments on the first six anniversaries of his employment, conditioned upon continued employment with SBS through that time period. These levels of compensation, bonus and incentive are consistent with the findings of independent compensation surveys of similar companies of similar size in the electronics and other relevant industries, as well as market competitive conditions to attract high quality leadership in SBS' industry. As with Mr. Amenson, Mr. Rance was eligible for additional discretionary cash incentive for fiscal 2001, based on Committee approval and the factors described above. There were no other cash awards or other incentive options provided to Mr. Rance in fiscal 2001.

     Compensation for Other Executive Officers. Base salaries for Non-Executive Officers ("Non-EO") and other executive officers have been set at competitive levels by the Chief Executive Officer ("CEO") in consultation with the Management Development and Compensation Committee, giving due regard to individual performance and time in position. Cash incentive compensation for Non-EO and other executive officers is discretionary, proposed by the CEO, and approved by the Committee, based on factors similar to those used for establishing cash incentive compensation for the CEO. Factors included in determining discretionary cash incentive compensation for Non-EO management with line responsibility for division operations is generally tied to performance targets for the businesses under their authority and contribution to overall earnings per share. These performance targets are set as part of the annual budgeting process for SBS and its subsidiaries.

                                          Management Development and
                                          Compensation Committee

                                          Lawrence A. Bennigson, Chairman
                                          Peter D. Fenner
                                          Louis C. Golm
                                          Alan F. White

HOW DID SBS COMMON STOCK PERFORM DURING THE FISCAL YEAR?

     The graph below provides a comparison of SBS' cumulative total shareholder return with performances of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer Manufacturer Index as a Peer Group. The following graph assumes the investment of $100 on June 30, 1996 in SBS Common Stock. The NASDAQ Computer Manufacturer Index's and the NASDAQ Stock Market (U.S.) Index's returns assume reinvestment of stock and cash dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG SBS TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        6/96      6/97      6/98      6/99      6/00      6/01
--------------------------------------------------------------------------------
 SBS Technologies,
  Inc.                 100.00    186.87    243.43    163.64    298.49    305.78
 NASDAQ Stock Market
  (U.S.)               100.00    121.60    160.06    230.22    340.37    184.51
 NASDAQ Computer
  Manufacturer         100.00    125.47    203.89    380.67    701.00    280.71

* $100 invested on 6/30/96 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

            PROXY ITEM NO. 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Directors have selected KPMG LLP, independent certified public accountants, as SBS' independent auditors for the 2002 fiscal year. KPMG LLP has no direct interest in SBS and has had no such interest during the past fiscal year. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they so wish, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THEIR SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF SBS.

                                 ANNUAL REPORT

     The Annual Report to Shareholders concerning the operations of SBS for fiscal year ended June 30, 2001, including the financial statements for that year, has been enclosed with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that are to be presented at the meeting. However, if any other matters should properly come before the meeting, the Proxies will vote on those matters in accordance with their judgment.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                /s/ JAMES E. DIXON, JR.
                                          --------------------------------------
                                                   James E. Dixon, Jr.
                                                        Secretary

                                   APPENDIX A
                             SBS TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee ("Committee") is a committee of the SBS Technologies, Inc. Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

     In meeting its responsibilities, the Committee is expected to:

          1. Provide an open avenue of communication between management, the independent auditors, and the Board of Directors.

          2. Review and update the Committee's charter annually.

          3. Recommend to the Board of Directors the independent auditors to be nominated, approve the compensation of the independent auditors, and review and approve the discharge of the independent auditors.

          4. Confirm and assure the independence of management and the independent auditors, including a review of management consulting services and related fees provided by the independent auditors.

          5. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize that risk to SBS.

          6. Review the audit scope and plan of the independent auditors.

          7. Consider, with management and the independent auditors the rationale for employing audit firms other than the principal independent auditors.

          8. Consider and review with the independent auditors and management:

             (a) The adequacy of SBS' internal controls including computerized information system controls and security.

             (b) Any related significant findings and recommendations of the independent auditors together with management's responses thereto.

          9. Review with management and the independent auditors at the completion of the annual examination:

             (a) SBS' annual financial statements and related footnotes.

             (b) The independent auditors' audit of the financial statements and his or her report thereon.

             (c) Any significant changes required in the independent auditors' audit plan.

             (d) Any serious difficulties or disputes with management encountered during the course of the audit.

             (e) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

          10. Review filings with the SEC and other published documents containing SBS' financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

          11. Review with management and the independent auditors the interim financial report before it is filed with the SEC or other regulators.

          12. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

          13. Review with the independent auditors the results of their review of SBS' monitoring compliance with SBS' code of conduct.

          14. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

          15. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

          16. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

          17. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

          18. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

          19. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

          20. The Committee will perform such other functions as assigned by law, SBS' charter or bylaws, or the Board of Directors.

     The membership of the Committee shall consist solely of independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. A minimum of three independent Directors will serve as voting members of the Committee. Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Nominating Committee.

     The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.

                             SBS TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                           THURSDAY, NOVEMBER 8, 2001

                                    8:30 A.M.
                              PACIFIC STANDARD TIME

                             SBS TECHNOLOGIES, INC.
                               5791 VAN ALLEN WAY
                                    CARLSBAD
                                   CALIFORNIA


--------------------------------------------------------------------------------




SBS TECHNOLOGIES, INC.                                                  PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


I appoint Grahame E. Rance and James E. Dixon, Jr., together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on November 8, 2001 in Carlsbad, California, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting those shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting, including matters as to which the Company did not have timely notice, and they may name others to take their place.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE FOLLOWING BOARD OF DIRECTOR'S PROPOSALS.



                      See reverse for voting instructions.

                                                           --------------------
                                                            COMPANY #

                                                            CONTROL #
                                                           --------------------

YOU MAY VOTE YOUR PROXY IN THREE WAYS


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 noon (ET) on November 7, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://www.eproxy.com/sbse/ -- QUICK *** EASY *** IMMEDIATE


o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on November 7, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SBS Technologies, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.





      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             o PLEASE DETACH HERE o




          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1. Election of seven     01 Christopher J. Amenson          05 Louis C. Golm      [ ]  Vote FOR       [ ]  Vote WITHHELD
directors:               02 Warren W. Andrews               06 Grahame E. Rance        all nominees        from all nominees
                         03 Lawrence A. Bennigson, Ph.D.    07 Alan F. White                               (except as marked)
                         04 Peter D. Fenner

Each Director who receives the majority of votes represented in person or by proxy at the annual meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote "AGAINST" the nominee(s).
Otherwise, your vote will count "FOR" the nominee(s).

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        ---------------------------------------------------

2. Ratification of Appointment of Independent Auditors                          [ ] For     [ ] Against       [ ] Abstain

A "FOR" vote by a majority of the shares represented in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as the principal independent auditors for fiscal year 2002. If you "ABSTAIN" from voting, your abstention has the same effect as if you voted "AGAINST" the appointment.

Address Change? Mark Box   [ ]   Indicate changes below:                        Date
                                                                                    ---------------------------------------------


                                                                                ---------------------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.